Exhibit 99.1

FOR IMMEDIATE RELEASE
February 2, 2010
Contact: David Sheridan
Chief Financial Officer
Seneca Gaming Corporation
716-501-2010

Seneca Gaming Corporation Announces

First Quarter Operating Results

Net income increases 22.7%

“Despite profound changes to the gaming industry and global economic climate over the course of this recession . . .  SGC has been successful in standing out from its peers.”

— Kevin W. Seneca, Chairman of the Board

NIAGARA FALLS, NEW YORK — Seneca Gaming Corporation (“SGC”, or the “Company”) today reported its financial results for the three month period ended December 31, 2009 (“First Quarter 2010”).  SGC is a wholly-owned, tribally chartered corporation of the Seneca Nation of Indians (the “Nation”) that operates all of the Nation’s Class III gaming operations in Western New York.  SGC, through its wholly-owned subsidiaries, Seneca Niagara Falls Gaming Corporation (“SNFGC”), Seneca Territory Gaming Corporation (“STGC”) and Seneca Erie Gaming Corporation (“SEGC”), operates three casinos, one of which is located in Niagara Falls, New York, on the Nation’s Niagara Territory (“Seneca Niagara Casino and Hotel”), another of which is located in Salamanca, New York, on the Nation’s Allegany Territory (“Seneca Allegany Casino and Hotel”), and the last of which is located in Buffalo, New York, on the Nation’s Buffalo Creek Territory (“Seneca Buffalo Creek Casino”).

Consolidated Operating Results for the First Quarters 2010 and 2009 (in thousands, unaudited):

	For the First Quarters Ended
	Dec. 31, 2009	Dec. 31, 2008	Variance	Percent Variance

Gaming revenues	$135,377	$137,023	$(1,646)	(1.2)%
Non-gaming revenues	24,350	26,940	(2,590)	(9.6)%
Net revenues	135,162	138,719	(3,557)	(2.6)%
Income from operations	23,726	21,132	2,594	12.3%
Net Income	14,084	11,474	2,610	22.7%
Adjusted EBITDA (a non-GAAP measure described below)	53,583	54,027	(444)	(0.8)%

Consolidated financial results for the First Quarter 2010 included the following:

•                  Gaming revenues of $135.4 million, a 1.2% decrease from the First Quarter 2009;

•                  Gross slot revenues of $123.5 million, a 1.1% decrease from the First Quarter 2009;

•                  Net table games revenues of $14.3 million, a 5.8% decrease from the First Quarter 2009;

•                  Non-gaming revenues of $24.4 million, a 9.6% decrease from the First Quarter 2009;

•                  Net revenues of $135.2 million, a 2.6 % decrease from the First Quarter 2009;

•                  Income from operations of $23.7 million, a 12.3% increase from the First Quarter 2009;

•                  Net income of $14.1 million, a 22.7% increase from the First Quarter 2009; and

•                  Adjusted EBITDA, a non-GAAP measure described below, of $53.6 million, a 0.8% decrease from the First Quarter 2009.

SGC’s First Quarter 2010 Adjusted EBITDA, a non-GAAP measure described below, decreased $0.4 million, or 0.8%, when compared to First Quarter 2009.  While net revenues decreased $3.6 million, the decrease was offset by cost saving and efficiency measures, which reduced payroll and related expenses of $2.5 million, utility expenses of $0.5 million and food and beverage costs of $0.4 million. We also experienced a $1.3 million reduction in Head Lease payments to the Nation and $0.5 million reduction in exclusivity fees payable to the State of New York due to lower slot revenue.

Net revenues for the First Quarter 2010 decreased as compared to the First Quarter 2009 primarily due to the ongoing economic recession which has continued to negatively impact consumer discretionary spending on gaming and entertainment.

Selected Gaming Data for the First Quarters 2010 and 2009 (in thousands, unaudited):

	For the First Quarters Ended
	Dec. 31, 2009	Dec. 31, 2008	Variance	Percent Variance

Slot handle	$1,454,334	$1,472,236	$(17,902)	(1.2)%
Gross slot revenues	123,480	124,863	(1,383)	(1.1)%
Net slot revenues	109,673	111,576	(1,903)	(1.7)%
Table games drop	84,665	92,355	(7,690)	(8.3)%
Net table games revenue	14,348	15,297	(949)	(6.2)%

SGC experienced a reduction in net slot revenue and table games revenue resulting principally from the ongoing effects of the current unfavorable economic environment, however slot handle showed significant recovery when compared to decreases experienced in the Fourth Quarter 2009.  SGC’s gross slot hold percentage and gross slot win per unit per day for the First Quarter 2010 were 8.5% and $206, respectively, compared to 8.5% and $203, respectively, for the First Quarter 2009.  Table games revenue per unit per day for the First Quarter 2010 was $1,111, compared to $1,174 for the First Quarter 2009.

Catherine Walker, Chief Operating Officer and principal executive officer of Seneca Gaming Corporation, said, “One of our primary focuses over the past 18 months has been to look inward for opportunities to reduce costs and maximize operating efficiencies, but without sacrificing the quality of service and the gaming experience our patrons have come to expect.  This integral component of our strategy should continue to provide benefits to the Corporation even as economic conditions improve.  Our performance in the first quarter, which culminated with the second highest net revenue day in the property’s history at Seneca Niagara Falls Casino and Hotel on New Year’s Eve, gives hope to continued economic recovery as we move further into 2010.”

Non-Gaming Revenues for the First Quarters 2010 and 2009 (in thousands, unaudited):

	For the First Quarters Ended
	Dec. 31, 2009	Dec. 30, 2008	Variance	Percentage Variance

Food and Beverage	$13,254	$14,204	$(950)	(6.7)%
Lodging	5,204	6,296	(1,092)	(17.3)%
Retail, entertainment and other	5,892	6,440	(548)	(8.5)%

During the First Quarter 2010, SGC’s non-gaming revenues also continued to be negatively impacted by adverse economic conditions.

Food and beverage revenues decreased 6.7% when comparing the First Quarter 2010 to the First Quarter 2009.  During the First Quarter 2010, the number of covers and average per check were approximately 902 and $14.70, respectively, compared to 934 and $15.20, during the First Quarter 2009.

In addition, lodging revenue decreased by $1.1 million, or 17.3% when comparing the First Quarter 2010 to the First Quarter 2009.  The average daily room rate, or ADR, and occupancy percentage were $82.89 and 90.0%, respectively, for the First Quarter 2010, compared to $92.45 and 92.8%, respectively, for the First Quarter 2009.  The percentage of rooms for which we received cash revenue, as compared to those provided on a complimentary basis, were 29% and 71%, respectively, for the First Quarter 2010, and 26% and 74%, respectively, for the First Quarter 2009.

David Sheridan, Chief Financial Officer of Seneca Gaming Corporation, commented, “Operating our casino properties in a responsible manner without impacting the experiences that our patrons enjoy remains our top priority. As we began fiscal 2010, our marketing efforts were geared towards re-invigorating demand for the quality products and services provided by each of our properties, including the purchase of over 500 new slot machines which provide our patrons with the most exciting experience, latest technology and game content.  At the same time, we are moving forward with the $9 million expansion of our temporary Seneca Buffalo Creek Casino facility in downtown Buffalo which will bring the total number of slot machines to 445 and be close to completion by the end of our second quarter.  By focusing on product and service quality, operating efficiencies and financial analysis, the company has been able to offset many of the impacts we have felt from the softened economy, while preparing for the future.”

Liquidity, Capital Resources and Capital Spending

As of December 31, 2009, SGC held cash and cash equivalents of $91.2 million, an increase of $8.0 million when compared to September 30, 2009 and $39.9 million when compared to cash and cash equivalents of $51.3 million at December 31, 2008.

Debt:

SGC’s total debt was $497.6 million as of December 31, 2009, compared to $497.4 million as of September 30, 2009.  In addition, SGC’s $50.0 million Senior Secured Revolving Loan Agreement provided letters of credit, totaling approximately $19.6 million as of December 31, 2009, in support of certain SGC contractual agreements and ongoing legal matters.  Availability under the Senior Secured Revolving Loan Agreement, net of these letters of credit, was $30.4 million as of December 31, 2009.

On January 22, 2010, the SGC Board of Directors took action to establish an internal senior note repayment reserve fund to restrict the use of monies being set aside for this purpose.

Capital Expenditures:

SGC’s capital expenditures totaled $3.5 million for the three month period ended December 31, 2009.  The capital expenditures consisted principally of $1.6 million relating to ongoing construction of the Seneca Hickory Stick Golf Club; and $0.4 million for the expansion of the temporary gaming facility at the Seneca Buffalo Creek Casino.  The remaining $1.5 million in capital expenditures were principally for the acquisition of equipment for existing casino operations.

Capital Resources:

Distributions paid to our owner, the Seneca Nation, totaled $11.2 million for the First Quarter 2010.

SGC’s Board and management continue to work closely with SGC’s owner to ensure cash generated from operations, available cash and cash equivalents, short-term investments and cash available under the Senior Secured Revolving Loan Agreement are sufficient to service our debt, satisfy our other financial obligations and commitments and meet our working capital requirements for the remainder of the fiscal year.

Kevin W. Seneca, Chairman of the Board, added “Despite profound changes to the gaming industry and global economic climate over the course of this recession, SGC has enjoyed many successes over the past year.  Through prudent fiscal management, improvement in our liquidity position, successful extension of our senior secured revolving loan agreement and fulfillment of strategic directives established by our Board of Directors and the Seneca Nation of Indians’ Tribal Council and Executives, SGC has been successful in standing out from its peers.”

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization.   SGC is not subject to U.S. federal income taxation under current interpretations of the U.S. federal tax code. EBITDA is presented to provide additional information that SGC’s management uses to assess its business and because management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. However, other companies in the gaming industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial condition or profitability under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

SGC defines Adjusted EBITDA as EBITDA plus pre-opening expense, other non-operating expenses, impairment charge and head lease expense.

Adjusted EBITDA provides an additional measurement by which to evaluate SGC’s operations and, when viewed with both the SGC’s GAAP results and its reconciliations of Adjusted EBITDA to net income, the SGC believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) SGC believes it enhances an overall understanding of SGC’s financial performance; (2) SGC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the SGC’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of gaming and hospitality companies; and (4) SGC uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

Because SGC’s calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies, comparisons of EBITDA and Adjusted EBITDA may be limited.  EBITDA and Adjusted EBITDA should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

This earnings release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with reference to SGC and its management, indicate forward looking statements.  Similarly, statements that describe our plans or goals are all forward-looking statements.  Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this earnings release, including, but not limited to SGC’s ability to continue to reduce costs and implement operating efficiencies without sacrificing service quality or patron gaming experience; our ability to re-invigorate patron demand; our ability to complete our expansion of the Seneca Buffalo Creek Casino temporary facility during the second quarter of Fiscal 2010; and our ability to continue to offset the impact of current negative economic conditions.

Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K.  These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release.

Investor Call for Quarter Ended December 31, 2009

Kevin Seneca, Chairman of the SGC Board of Directors, and SGC senior management will host a conference call for investors and other members of the financial community on Tuesday, February 9, 2010 at 4pm Eastern Standard Time for purposes of discussing SGC’s operating results for the quarter ended December 31, 2009.  Interested parties may participate in this call by dialing 800-709-1785, the conference ID is SENECA.  Participants are requested to dial in 5 to 10 minutes prior to the scheduled start time.  A rebroadcast of this conference call will be available for 14 days by dialing 800-642-1687; the conference ID number will be 54911224.

Contact:  David Sheridan, Chief Financial Officer for additional information at 716-501-2010.

SENECA GAMING CORPORATION

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)  ($000’s omitted)

	December 31,	September 30,
	2009	2009
Assets

Current assets:
Cash and cash equivalents	$91,235	$83,230
Short-term investments	—	113
Other receivables, net	3,125	8,740
Inventories	4,110	4,046
Other current assets	9,322	10,369

Total current assets	107,792	106,498

Property and equipment, net	662,642	670,111
Other long-term assets	64,844	65,319

Total assets	835,278	841,928

Liabilities and Shareholders’ Equity

Current liabilities:
Trade payables	2,975	2,328
Construction payables	6,194	9,373
Distributions payable to Nation	—	3,727
Exclusivity fees payable	7,396	8,220
Accrued interest payable	6,042	15,104
Accrued regulatory costs	37,417	33,683
Accrued gaming liabilities	14,380	15,113
Accrued payroll and related liabilities	10,060	9,652
Other current liabilities	5,961	6,722

Total current liabilities	90,425	103,922

Long-term debt	497,616	497,363
Other long-term liabilities	834	834
Total liabilities	588,875	602,119

Capital:
Retained earnings	246,403	239,809

Total liabilities and capital	$835,278	$841,928

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)  ($000’s omitted)

	Three Months Ended:
	December 31,	December 31,
	2009	2008

Revenues:
Gaming	$135,377	$137,023
Food and beverage	13,254	14,204
Lodging	5,204	6,296
Retail, entertainment and other	5,892	6,440
Promotional allowances	(24,565)	(25,244)
	135,162	138,719

Expenses:
Gaming	35,722	37,225
Food and beverage	10,600	11,207
Lodging	2,985	3,032
Retail, entertainment and other	4,171	3,978
Advertising, general and administrative	47,101	49,500
Pre-opening costs	72	58
Depreciation	10,730	12,587
Impairment of property and equipment	55	—

Total operating expenses	111,436	117,587

Operating income	23,726	21,132
Other non-operating expenses	(112)	(113)
Interest income	11	58
Interest expense	(9,541)	(9,603)

Net (loss) Income	$14,084	$11,474

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(UNAUDITED)  ($000’s omitted)

	Three Months Ended
	December 31,
	2009	2008
	(Dollars in Thousands)
Cash flows relating to operating activities:
Net (loss) income	$14,084	$11,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,730	12,587
Loss on disposal of assets	—	24
Amortization of deferred financing costs and debt discount	811	810
Other than temporary decline in investments	113	100
Provision for bad debts	85	75

Change in operating assets and liabilities:
Current assets	1,412	(101)
Current liabilities	(9,562)	(4,054)

Net cash provided by operating activities	17,673	20,915

Cash flows relating to investing activities:
Purchases of property and equipment	(3,469)	(21,909)
Land acquisition costs	(83)	(497)

Net cash used in investing activities	(3,552)	(22,406)

Cash flows relating to financing activities:
Contribution received from the Nation	5,101	—
Proceeds from senior secured revolving loan agreement	—	20,000
Distributions paid to the Nation	(11,217)	(20,506)

Net cash used in financing activities	(6,116)	(506)

Net increase (decrease) in cash	8,005	(1,997)

Cash and Cash Equivalents balances:
Beginning of period	83,230	53,305
End of period	$91,235	$51,308

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Three months ended December 31, 2009

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$14,084
Depreciation	10,730
Interest, net	9,530

EBITDA	34,344
Impairment Charge	55
Pre-opening costs	72
Other Non-operating expense	112
Head Lease	19,000

Adjusted EBITDA	$53,583

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Three months ended December 31, 2008

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$11,474
Depreciation	12,587
Interest, net	9,545

EBITDA	33,606
Impairment Charge	—
Pre-opening costs	58
Other Non-operating expense	113
Head Lease	20,250

Adjusted EBITDA	$54,027